SECOND AMENDMENT
                                       TO
                 1988 PORTEC, INC. EMPLOYEES' STOCK BENEFIT PLAN

     WHEREAS, Portec, Inc. (the "Company"), adopted the 1988 Portec, Inc. Employees' Stock Benefit Plan ("Plan") for the purpose of granting awards related to common stock of the Company to officers and executive personnel of the Company and its subsidiaries, so as to provide an incentive for such persons to join or remain with the Company and its subsidiaries, and to continue to promote the best interest and enhance the long term performance thereof; and
     WHEREAS, the Company amended the Plan, effective December 16, 1993, to (1) provide for automatic grants of Non-qualified Stock Options to non-employee members of the Board of Directors of the Company, and (2) to increase the total number of performance units and shares of common stock of the Company, with respect to which awards may be granted under the Plan; and
     WHEREAS, pursuant to Section 12(e), the Company reserved the right, subject to certain limited exceptions, to amend the Plan in any respect that the Board of Directors of the Company deems to be in the best interest of the Company;
     NOW THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows:
     1.   Paragraph (a) of Section 4A is amended to read as follows:

          (a) Grants. Each non-employee director shall automatically be granted a Non-Qualified Stock Option to purchase 2,000 shares of Common Stock on the date and as of the time on such date of each annual meeting of the Board held after February 20, 1995 while he is a member of the Board and while the Plan is in existence.

          Each non-employee director who is a member of the Board on February 20, 1995, shall automatically be granted a Non-qualified Stock Option to purchase 7,000 shares of Common Stock as of such date. Each individual who becomes a non-employee director of the Company at any time after February 20, 1995 shall automatically be granted a Non-qualified Stock Option to purchase 7,000 shares of Common Stock as of the date such individual becomes a non-employee director. The per share exercise price of each Non-qualified Stock Option granted to a non-employee director pursuant to this subparagraph shall be 100% of the fair market value (determined pursuant to Section 12(k) below) of a share of Common Stock on the date of grant. The Non-qualified Stock Options granted pursuant to this subparagraph shall be in addition to those Non-qualified Stock Options automatically granted to non-employee directors pursuant to the preceding subparagraph of this paragraph, and such Non-qualified Stock Options granted pursuant to this subparagraph shall be subject to all of the other provisions of the Plan, including without limitation the provisions of this Section 4A, applicable to Non-qualified Stock Options granted to non-employee directors.

     2.   Paragraph (e) of Section 4A is amended to read as follows:

          (e) Termination of Service. If the service of a non-employee director as a member of the Board ceases for any reason other than death, including without limitation retirement or disability, he may exercise all of his then unexercised Non-qualified Stock Options at any time during the period ending on the first to occur of (1) the date five years after the date his service ceases; and (2) the date 10 years from the date of grant of the applicable Non-qualified Stock Option. If a non-employee director dies while a member of the Board, or within five years after his cessation of service as a member of the Board, his estate or the person that acquires his Non-qualified Stock Options by bequest or inheritance or by reason of his death, shall have the right to exercise all of his then unexercised Non-qualified Stock Options at any time during the period ending on the first to occur of (1) the date five years after the date his service ceases; and (2) the date 10 years from the date of grant of the applicable Non-qualified Stock Option.

     3. The first sentence of paragraph (b) of Section 11 is deleted and the following is inserted in lieu thereof:

          A former employee of the Company or one of its subsidiaries who holds Options or Rights under the Plan, and whose employment ceases prior to death due to retirement pursuant to a retirement plan of the Company or one of its subsidiaries, or due to disability as defined under the long-term disability plan then maintained by the Company or one of its subsidiaries, may exercise his Option or Right at any time during the period ending on the first to occur of (1) the date five years after the date his employment ceases, and (2) the date such Option or Right expires pursuant to Section 4(c)(ii) or 5(b)(ii), but only to the extent his Option or Right was exercisable at the date his employment ceased. A former employee of the Company or one of its subsidiaries who holds Options or Rights under the Plan, and whose employment ceases prior to death for any reason other than retirement or disability as set forth in the preceding sentence, may exercise his Option or Right at any time during the period ending on the first to occur of (1) the date three months after the date his employment ceases, and (2) the date such Option or Right expires pursuant to Section 4(c)(ii) or 5(b)(ii), but only to the extent his Option or Right was exercisable at the date his employment ceased.

     4.   Paragraph (c) of Section 11 is amended to read as follows:

          (c) Death of a Grantee. If a Grantee of an Option or Right dies while in the employ of the Company or one of its subsidiaries, or within five years after the cessation of his employment due to retirement or disability as set forth in the first sentence of paragraph (b) of this
     Section 11, his estate or the person that acquires his Options or Rights by bequest or inheritance or by reason of his death, shall have the right to exercise his Options or Rights at any time during the period ending on the first to occur of (1) the date five years after the date his employment ceases; and (2) the date such Option or Right expires pursuant to Section 4(c)(ii) or 5(b)(ii), but only to the extent the Options or Rights were exercisable on the date of his cessation of employment. If a Grantee of an Option or Right who is a former employee of the Company or one of its subsidiaries dies within three months after the cessation of his employment as set forth in the second sentence of paragraph (b) of this Section 11, his estate or the person that acquires his Options or Rights by bequest or inheritance, or by reason of his death, shall have the right to exercise his Options and Rights at any time during the period ending on the first to occur of (1) the date one year after the date his employment ceases, and
     (2) the date such Option or Right expires pursuant to Section 4(c)(ii) or 5(b)(ii), but only to the extent the Options or Rights were exercisable on the date of his cessation of employment. In any event described in the preceding two sentences, unless such Options or Rights are exercised during the applicable period set forth in the preceding two sentences, the Options and Rights shall terminate at the expiration of said applicable period.

     5. This amendment shall be effective on February 20, 1995, the date it was adopted by the Board, subject to the approval of the amendment by holders of a majority of the shares of Common Stock of the Company, present or represented at the 1995 Annual Meeting of Stockholders of the Company and entitled to vote; provided that if such approval is not obtained, this amendment shall be null and void and of no effect, each Option granted pursuant to Section 1 of this amendment shall, notwithstanding the preceding provisions of this amendment, be null and void and of no effect, and the provisions of Sections 2, 3 and 4 of this amendment affecting any Option or Right granted pursuant to the Plan shall be null and void and of no effect. If such approval of the stockholders of the Company of this amendment is not obtained, the Plan as in existence prior to the effective date of this amendment shall continue in full force and effect pursuant to the provisions hereof. The provisions of this amendment set forth in Sections 2 through 4 shall apply to each Option or Right granted hereunder, on, before or after February 20, 1995.